Exhibit 99.1

Joint Filer Information

Footnote (1) to Form 4:  This Form 4 is being filed by more than one reporting person.  Crestview Radio Investors, LLC directly beneficially owns 60,635,311 shares of Class A Common Stock and 7,776,498 warrants.  Each of Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners II (FF), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. is a member of Crestview Radio Investors, LLC and may be deemed to have beneficial ownership of the 60,635,311 shares of Class A Common Stock and 7,776,498 warrants directly owned by Crestview Radio Investors, LLC.  Crestview Partners II GP, L.P. is the general partner of Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners (FF), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. Each reporting person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.

Footnote (2) to Form 4:  This total does not include 26,954 restricted shares of Class A Common Stock awarded by the issuer on February 16, 2012 to Jeffrey A. Marcus, which will fully vest on the first anniversary of the date of grant. Mr. Marcus is a Partner of Crestview Advisors, L.L.C. and, in connection with the vesting of such shares, will assign all of his rights, title and interest in such shares to Crestview Advisors, L.L.C. Crestview Advisors, L.L.C. provides investment advisory and management services to certain of the reporting persons. Each reporting person disclaims beneficial ownership of such securities.

Each of the following joint filers has designated Crestview Radio Investors, LLC as the “Designated Filer” for purposes of the attached Form 4:

1.	Crestview Partners II, L.P.
c/o Crestview Partners II GP, L.P.
667 Madison Avenue, 10th Floor
New York, NY 10065

2.	Crestview Partners II (TE), L.P.
c/o Crestview Partners II GP, L.P.
667 Madison Avenue, 10th Floor
New York, NY 10065

3.	Crestview Partners II (FF), L.P.
c/o Crestview Partners II GP, L.P.
667 Madison Avenue, 10th Floor
New York, NY 10065

4.	Crestview Offshore Holdings II (Cayman), L.P.
c/o Crestview Partners II GP, L.P.
667 Madison Avenue, 10th Floor
New York, NY 10065

5.	Crestview Offshore Holdings II (FF Cayman), L.P.
c/o Crestview Partners II GP, L.P.
667 Madison Avenue, 10th Floor
New York, NY 10065

6.	Crestview Offshore Holdings II (892 Cayman), L.P.
c/o Crestview Partners II GP, L.P.
667 Madison Avenue, 10th Floor
New York, NY 10065

7.	Crestview Partners II GP, L.P.
667 Madison Avenue, 10th Floor
New York, NY 10065

Date of Event Requiring Statement:  December 12, 2012
Issuer Name and Ticker or Trading Symbol:  Cumulus Media Inc. [CMLS]

CRESTVIEW RADIO INVESTORS, LLC

By:	Crestview Partners II, L.P., its managing member

By:	Crestview Partners II GP, L.P., its general partner

By:	Crestview, L.L.C., its general partner

By:	/s/ Ross A. Oliver
	Name:	Ross A. Oliver
	Title:	Chief Financial Officer

CRESTVIEW PARTNERS II, L.P.
CRESTVIEW PARTNERS II (FF), L.P.
CRESTVIEW PARTNERS II (TE), L.P.
CRESTVIEW OFFSHORE HOLDINGS II (CAYMAN), L.P.
CRESTVIEW OFFSHORE HOLDINGS II (FF CAYMAN), L.P.
CRESTVIEW OFFSHORE HOLDINGS II (892 CAYMAN), L.P.

By:	Crestview Partners II GP, L.P.,
the general partner of each limited partnership above

By:	Crestview, L.L.C., its general partner

By:	/s/ Ross A. Oliver
	Name:	Ross A. Oliver
	Title:	Chief Financial Officer

CRESTVIEW PARTNERS II GP, L.P.

By:	Crestview, L.L.C., its general partner

By:	/s/ Ross A. Oliver
	Name:	Ross A. Oliver
	Title:	Chief Financial Officer